UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2011

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

     On January 3, 2011, ArvinMeritor, Inc. (“ArvinMeritor”) completed the sale of its Body Systems business to Inteva Products Holding Coöperatieve U.A., an assignee of 81 Acquisition LLC and an affiliate of Inteva Products, LLC. Total consideration was approximately $35 million, subject to certain potential adjustments for items such as working capital fluctuations. The estimated purchase price at the closing was $27.27 million, consisting of $12.27 million in cash at closing (adjusted for estimated balances in working capital and other items at the time of the closing) and a promissory note for $15 million. In addition to the purchase price, ArvinMeritor will receive the cash held at the time of the sale by the Body Systems entities operating in China and Brazil of approximately $32 million, net of applicable taxes and other withholding, at such time as it becomes available for distribution, as provided in the Agreement (as defined below). The Body Systems business was presented in discontinued operations in ArvinMeritor’s consolidated financial statements at September 30, 2010 included in its Annual Report on Form 10-K for the 2010 fiscal year.

     The sale of the Body Systems business was consummated pursuant to a Purchase and Sale Agreement dated as of August 3, 2010 between ArvinMeritor, Meritor France and 81 Acquisition LLC, as amended by the First Amendment to Purchase and Sale Agreement dated as of December 6, 2010 and the Second Amendment to Purchase and Sale Agreement dated as of January 3, 2011 (as so amended, the “Agreement”). The Agreement contains customary representations, warranties and covenants of the seller and the purchaser as further set forth in the Agreement. The Agreement also includes provisions governing the retention by the seller and assumption by the purchaser of responsibilities with regard to pension, environmental, warranty and other liabilities; transition of employees and responsibility for employee compensation and benefits; tax matters and post-closing taxes; use of trademarks and logos; and post-closing indemnities between the seller and the purchaser for losses arising from specified events.

     This description is only a summary of, and is qualified in its entirety by reference to, the terms of the Agreement, including the amendments thereto, which are filed as exhibits to the Form 8-K filed August 4, 2010, the Form 8-K filed December 8, 2010 and to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

10 – Second Amendment dated as of January 3, 2011 to Purchase and Sale Agreement dated as of August 3, 2010 among Meritor France (as Seller), ArvinMeritor, Inc. (as Seller Guarantor) and Inteva Products Holding Coöperatieve U.A., as assignee of 81 Acquisition LLC (as Buyer), as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: January 3, 2011

EXHIBIT INDEX

Exhibit No.	Description
10 –	Second Amendment dated as of January 3, 2011 to Purchase and Sale Agreement dated as of August 3, 2010 among Meritor France (as Seller), ArvinMeritor, Inc. (as Seller Guarantor) and Inteva Products Holding Coöperatieve U.A., as assignee of 81 Acquisition LLC (as Buyer), as amended.